SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              North Valley Bancorp
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

(5)  Total fee paid:

----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                              NORTH VALLEY BANCORP
                             880 East Cypress Avenue
                            Redding, California 96002



Dear Shareholders:

     The 1997 Annual Meeting of Shareholders of North Valley Bancorp will be held at 4:30 p.m. on Monday, May 19, 1997, in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California. In connection with the Annual Meeting, we are enclosing the following:

     1.   Notice of Annual Meeting of Shareholders.

     2.   Proxy Statement.

     3.   Proxy.

     We encourage you to read all of the enclosed materials carefully and invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please return the Proxy, properly completed and executed, as promptly as possible so that your shares may be represented at the Annual Meeting.

     We appreciate your support and look forward to seeing you at the Annual Meeting on Monday, May 19, 1997.

                                                    Cordially,


                                                    Rudy V. Balma
                                                    Chairman of the Board


                                                    Donald V. Carter
                                                    President

                              NORTH VALLEY BANCORP
                              --------------------

                    Notice of Annual Meeting of Shareholders
                              Monday, May 19, 1997
                                    4:30 P.M.


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of North Valley Bancorp, a California corporation (the "Corporation"), will be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, on Monday, May 19, 1997, at 4:30 P.M., for the following purposes:

     1. To elect eight (8) Directors of the Corporation to serve until the 1998 Annual Meeting and until their successors are elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for 1997.

     3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Section 15 of the By-laws of the Corporation provides for the nomination of Directors, as follows:

     Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these By-laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

     Only shareholders of record at the close of business on April 1, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                             By Order of the Board of Directors,



                                             J. M. ("Mike") Wells, Jr.
                                             Secretary

Redding, California
April 18, 1997


     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                 First mailed to Shareholders on
                                                         or about April 18, 1997


                              NORTH VALLEY BANCORP
                             880 East Cypress Avenue
                            Redding, California 96002
                                 (916) 221-8400

                                 PROXY STATEMENT

Information Concerning the Solicitation

     The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of North Valley Bancorp, a California corporation (the "Corporation"), for use at the Annual Meeting of Shareholders to be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, at 4:30 P.M., on Monday, May 19, 1997 and any adjournment or postponement thereof (the "Meeting"). Only shareholders of record at the close of business on April 1, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding 1,823,688 shares of its no par value common stock (the "Common Stock").

     Shareholders of Common Stock are entitled to one vote for each share held, except that in the election of Directors each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of Directors to be elected, and such shareholder may cast all of his or her votes for a single candidate or distribute such votes among any or all of the candidates he or she chooses. No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder multiplied by the number of Directors to be elected) unless the name(s) of the candidate(s) has
(have) been placed in nomination prior to the voting and a shareholder has given notice of an intention to cumulate votes prior to the voting. Any shareholder who desires to announce his or her intention to cumulate his or her votes will be given an opportunity to do so at the Meeting prior to the voting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.

     Any person submitting a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend such Proxy prior to its exercise. A Proxy is revocable prior to the Meeting by a written directive to the Corporation, or by a duly executed Proxy bearing a later date, delivered to the Secretary of the Corporation. A Proxy may also be revoked if the shareholder is present and elects to vote in person at the Meeting.

     The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. The Corporation will reimburse brokerage houses, fiduciaries, custodians and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and employees of the Corporation may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Corporation will bear.

     Each Proxy will be voted as directed by the shareholder submitting the Proxy, and, if no instructions are given on the Proxy, it will be voted "FOR" the election of the eight nominees for Director recommended by the Board of Directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for the 1997 fiscal year, all as described in the Proxy Statement; and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). In the election of Directors, the eight candidates receiving the highest number of votes will be elected, and approval of the ratification of the appointment of the independent public accountants will require the affirmative vote of a majority of the shares represented and voted at the Meeting. A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of
determining  the  presence  of  a  quorum.   Abstentions  will  be  included  in
tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

     A copy of the Annual Report of the Corporation for the fiscal year ended December 31, 1996, including audited financial statements (the "Annual Report"), is enclosed. Additional copies of the Annual Report are available upon request to J. M. ("Mike") Wells, Jr., Secretary of the Corporation. A COPY OF THE CORPORATION'S 1996 ANNUAL REPORT ON FORM 10-KSB TO THE SECURITIES AND EXCHANGE COMMISSION MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO MR. WELLS, C/O NORTH VALLEY BANCORP, 880 EAST CYPRESS AVENUE, REDDING, CALIFORNIA 96002.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The By-laws of the Corporation provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

     The authorized number of Directors shall be not less than six (6) nor more than eleven (11). The number of directors of the Board to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified is eight (8).

     All Proxies will be voted for the election of the following eight (8) nominees recommended by the Board of Directors, all of whom are incumbent Directors, unless authority to vote for the election of any or all Directors is withheld:

     Rudy V. Balma            Thomas J. Ludden
     Donald V. Carter         Kelly V. Pierce
     William W. Cox           Douglas M. Treadway
     Dan W. Ghidinelli        J. M. ("Mike") Wells, Jr.

If any of the nominees should unexpectedly decline or be unable to act as a Director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above. The Board of Directors recommends a vote "FOR" each of the nominees listed above.


Security Ownership of Certain Beneficial Owners and Management

     To the best knowledge of the Corporation, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation's Common Stock, except as described below and in the following tables. For the purpose of this disclosure and the disclosure of ownership of shares by management, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of the Record Date.

                                                       Amount and
                    Name and Address                   Nature of                     Percent
Title of Class      of Beneficial Owner                Beneficial Ownership          of Class
--------------      -------------------                --------------------          --------
Common Stock        North Valley Bancorp Employee        108,129 (1)                   5.9%
                    Stock Ownership Plan ("ESOP")
                    880 East Cypress Avenue
                    Redding, CA 96002

(1) Directors Balma and Carter have authority to vote these shares on behalf of the ESOP. Mr. Balma and Mr. Carter disclaim beneficial ownership with respect to all such shares.


     The following table sets forth information with respect to each Director, each person nominated for election as a Director and each executive officer named in the Summary Compensation Table elsewhere herein, as well as for all Directors and executive officers as a group. All of the shares of Common Stock of the Corporation shown in the following table are owned both of record and beneficially, except as indicated in the notes to the table, as of April 1, 1997. The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership."

     There are no arrangements or understandings pursuant to which any of the Directors was or is to be selected as a Director or nominee.

                                               Amount and Nature
     Name and Address of                        of Beneficial         Percent of
     Beneficial Owner (1)                        Ownership(2)         Class (11)
     --------------------                        ------------         ----------
 Rudy V. Balma                                    171,532 (3)(4)         9.4%
 Donald V. Carter                                 162,980 (3)(5)         8.9%
 James F. Cowee, Jr.                               15,822 (6)             *
 William W. Cox                                      0
 Fred A. Drake II                                  12,789                 *
 Dan W. Ghidinelli                                 13,356 (7)             *
 Thomas J. Ludden                                   7,974                 *
 Kelly V. Pierce                                   47,791 (8)            2.6%
 Douglas M. Treadway                                 0
 J. M. ("Mike") Wells, Jr.                         46,316 (9)            2.8%
 All Executive Officers and Directors as
 a group (14 in number)                           382,422(10)           21.0%
 --------------------

 * Indicates less than 1%

(1) The address for all persons listed is c/o North Valley Bancorp, 880 East Cypress Avenue, Redding, California 96002.

(2) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, sole investment and voting power is held by the beneficial owner of all shares unless noted otherwise. Includes stock options granted pursuant to the North Valley Bancorp 1989 Director Stock Option Plan (the "Director Plan") with: 10,044 shares each exercisable within 60 days by Directors Carter and Wells; 1,430 shares each exercisable within 60 days by Directors Balma and Pierce; 1,970 shares exercisable within 60 days by Director Ludden; and 2,700 shares exercisable within 60 days by Director Ghidinelli.

(3) Includes 108,129 shares which Messrs. Balma and Carter have authority to vote on behalf of the ESOP. Mr. Balma and Mr. Carter disclaim beneficial ownership with respect to all 108,129 shares.

(4) Includes 49,338 shares held by The Balma Family Trust, of which Mr. Balma is trustee, and 12,635 shares held by Mr. Balma's grown daughter and son, as to which Mr. Balma disclaims beneficial ownership.

(5)  Includes   1,316   shares  held  by  Mr.   Carter's   son,   daughter   and
     granddaughters, as to which Mr. Carter disclaims beneficial ownership.

(6) Includes 1,224 shares held by Mr. Cowee's sons, as to which Mr. Cowee disclaims beneficial ownership, and 4,381 shares held by the James F. Cowee, Sr., Testamentary Trust, of which Mr. Cowee is trustee.

(7) Includes 9,156 shares held by the Balma Grandchildren Trust, of which Mr. Ghidinelli is a trustee and as to which Mr. Ghidinelli disclaims beneficial ownership.

(8) Includes 42,348 shares held by the Pierce Family Trust, of which Mr. Pierce is trustee, and 4,013 shares owned by Mr. Pierce's grown children, as to which Mr. Pierce disclaims beneficial ownership.

(9) Includes 2,151 shares owned by Mr. Wells' daughter, 2,151 shares owned by Mr. Wells' son, and 2,184 shares owned by Mr. Wells' mother, as to which Mr. Wells disclaims beneficial ownership, and 29,786 shares held by the Wells Family Trust, of which Mr. Wells is trustee.

(10) See footnotes 3 through 9. Includes 27,618 shares subject to options exercisable within 60 days by the Directors under the Director Plan.

(11) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     Certain information with respect to the Directors, nominees for Director and executive officers of the Corporation and its banking subsidiary, North Valley Bank (the "Bank"), is provided below:

     Rudy V. Balma (age 68), the Chairman of the Board of Directors and a Director of the Corporation since 1982, is a retired licensed funeral director and President of Redding Memorial Park, doing business as Redding Cemetery and McDonald's Chapel.

     Sharon L. Benson (age 44) has been Vice President, Accounting, of the Bank since December 1990.

     Ted A. Brockman (age 51) has been Vice President of Bank Processing, Inc., a subsidiary of the Corporation, for the past eight years.

     Donald V. Carter (age 57) has been Director, President and Chief Executive Officer of the Corporation and its subsidiaries since 1986.

     James F. Cowee, Jr. (age 60), has been Executive Vice President of the Bank and Chief Financial Officer of the Corporation since 1986. He is also a Director and the Chief Financial Officer of Bank Processing, Inc.

     William W. Cox (age 49), a Director of the Corporation since February 1997, has been owner and president of Cox Real Estate Consultants, Inc., since August 1996. From May 1985 to August 1996, he was President and 50% owner of Haedrich & Cox, Inc., a real estate brokerage company.

     Fred A. Drake II (age 58) has served as Senior Vice President and Cashier of the Bank since joining the Bank in July 1986.

     Dan W. Ghidinelli (age 49), a Director of the Corporation since 1993, has been a Certified Public Accountant and partner with Nystrom & Company since 1974.

     Robert G. Jones (age 48) is Senior Vice President and Loan Administrator of the Bank, serving in this capacity since he joined the Bank in June 1986.

     Thomas J. Ludden (age 64), a Director of the Corporation since 1991, has been an educator in the Weaverville School District in Trinity County, California, for over 30 years, owner of the Tri-L Ranch, a tree farm, since 1956, and President of Ludden & Co., Inc., a dry goods and clothing business located in Weaverville, California, since 1975.

     Faith A. Pfeiffer (age 54) has been Assistant Vice President, Personnel, of the Bank since 1986.

     Kelly V. Pierce (age 70), a Director of the Corporation since 1982, is a retired dentist residing in Redding, California.

     Douglas M. Treadway (age 54), a Director of the Corporation since February 1997, is President of Shasta College and has served in that capacity since 1994. From 1991 to 1994, he was Chancellor for the North Dakota University System.

     J. M. ("Mike") Wells, Jr. (age 56), the General Counsel and Secretary of the Board of Directors of the Corporation and a member of the Board of Directors since 1982, is an attorney and a founding partner of Wells, Small, Selke & Graham, a Law Corporation, located in Redding, California. Mr. Wells has practiced law with that firm since 1972.

     None of the Corporation's Directors is a director of any other reporting company. There are no family relationships between any of the Directors and executive officers of the Corporation.

Committees of the Board of Directors

     The Board of Directors of the Corporation and of the Bank have established an Audit Committee, the members of which are Messrs. Balma, Cox, Ghidinelli, Ludden, Pierce and Treadway. The Audit Committee met five times during 1996. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Corporation for the fiscal year for which they are appointed, to review and analyze the reports of the Corporation's independent public accountants, to analyze the results of internal and regulatory examinations, to monitor the effectiveness of the Corporation's accounting system and financial reporting and to interface with the Corporation's independent public accountants concerning additional specific engagements requested by the Corporation.

     The Corporation does not have a nominating committee. The Board of Directors of the Corporation performs the function of a nominating committee, which function is to recommend and nominate qualified individuals to serve on the Corporation's Board of Directors.

     The Corporation does not have a compensation committee. The Board of Directors of the Corporation performs the function of a compensation committee, which function is to determine annual compensation for executive officers of the Corporation and its subsidiaries.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year 1996, Mr. Carter participated in deliberations of the Corporation's Board of Directors concerning executive officer compensation for all executive officers excluding himself.

Meetings of the Board of Directors

     During 1996, the Board of Directors held twelve regularly scheduled meetings and three special meetings. In 1996, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director) and the total number of meetings of Committees of the Board of Directors on which such Director served (during the periods that he served).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors and executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, Directors and greater than 10% shareholders are required by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on a review of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and 10% shareholders were complied with.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of the Corporation's Chief Executive Officer and the two other most highly compensated executive officers for services in all capacities to the Corporation, the Bank and other subsidiaries during 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE


                                                                Long-
                                                                Term
                                                               Compen-
                                                                sation
                              Annual Compensation               Awards
                   -----------------------------------------   --------

                                                                Secur-      All
                                                                ities     other
Name and                                          Other Annual  Under-   Compen-
Principal                     Salary              Compensation  lying     sation
Position             Year      (1)       Bonus        (2)      options    (3)(4)
---------------    -------- ---------   -------     -------    -------    ------
Donald V.            1996   $151,285    $44,436     $6,145      1,000     $5,618
Carter
President &          1995    144,084     44,436      4,639      1,500      5,899
Chief
Executive            1994    137,220     37,030      3,316      1,500      7,930
Officer

James F.             1996    $98,331    $28,884     $5,550       --       $6,612
Cowee, Jr.
Executive            1995     93,660     28,884      5,019       --        4,268
Vice
President            1994     89,196     24,070      3,954       --        3,757
of the Bank
& C.F.O.
of the
Corporation

Fred A.              1996    $85,728    $24,444     $1,540       --       $4,076
Drake II
Senior Vice          1995     81,648     24,444      1,334       --        4,037
President &
Cashier of           1994     77,760     20,370      1,079       --        4,604
the Bank

(1) Base salary includes 401(k) Plan and Executive Deferred Compensation Plan ("EDCP") contributions.

(2) Represents the above-market portion of interest earned under the EDCP for Messrs. Carter, Cowee and Drake; and the cost of a company car for each of Messrs. Carter and Cowee.

(3) Represents matching contributions under the Corporation's 401(k) Plan and EDCP.

(4) Includes a yearly allocation of Common Stock under the ESOP, excluding shares allocated as a result of stock dividends issued in 1993 and the three-for-two stock split effected as a 50% stock dividend in 1995.

     The following table describes stock options that were granted pursuant to the North Valley Bancorp 1989 Director Stock Option Plan (the "Director Plan") to the Corporation's Chief Executive Officer in the fiscal year ended December
31, 1996:
                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         Potential Realizable Value
                                                                                                           at Assumed Annual Rates
                                                                                                         of Stock Price Appreciation
                                          Individual Grants                                                   for Option Term(2)
-----------------------------------------------------------------------------------------------------    ---------------------------
                Number of          Percent of
                Securities        Total Options                         Market
                Underlying        Granted to         Exercise or       Price on
                 Options          Employees in        Base Price        Date of        Expiration
Name             Granted          Fiscal Year           ($/Sh)           Grant             Date                  5%            10%
----             -------          -----------           ------           -----             ----                  --            ---
Donald V.        1,000(1)             100%             $16.58            $19.50       January 22, 2005        $13,670        $29,400
Carter

----------

(1) Mr. Carter's options were granted under the Director Plan at 85% of the fair market value of the Corporation's Common Stock on the date of grant. See the discussion of the Director Plan below.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's Common Stock.

     Mr. Carter did not exercise any options in 1996.


     The following table sets forth the December 31, 1996 unexercised value of both vested and unvested stock options for the Corporation's Chief Executive
Officer:

                          FISCAL YEAR END OPTION VALUES

                       Number of Securities Underlying      Value of Unexercised In-The-Money
                    Unexercised Options at Fiscal Year End    Options at Fiscal Year End (1)
                    --------------------------------------  ---------------------------------
Name                     Exercisable       Unexercisable        Exercisable   Unexercisable
----                     -----------       -------------        -----------   -------------
Donald V. Carter            8,714              2,630              $126,497       $22,664

----------

(1) Based on the fair market value of the Corporation's Common Stock of $21.00 per share at December 31, 1996.


Employment Contracts and Termination of Employment and Change in Control Arrangements

     Mr. Carter entered into an employment agreement with the Corporation on February 1, 1986. As amended in January 1997, this agreement provides for cash compensation at the rate of $155,823 per annum, a 3% increase over his $151,285 base salary for 1996, and bonus compensation and/or salary increases at the sole discretion of the Board of Directors. Under the terms of the employment agreement, which expires December 31, 1999, Mr. Carter may participate in the various benefit plans available to any employee of the Corporation and in a death benefit which provides for payment of $250,000 to Mr. Carter's widow in the event of his death during his employment with the Corporation.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the "Executive Retirement Plan") was established by the Corporation effective October 1, 1988, for the purpose of providing supplemental retirement benefits to key employees of the Corporation and its subsidiaries designated by the Board of Directors. The Executive Retirement Plan is administered by a committee of three persons appointed by the Chairman of the Board, and is an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA (Employee Retirement Income Security Act of 1974).

     The Executive Retirement Plan provides for two general classes of benefits:

     (1) Retirement benefits commencing at age 65 or upon termination within two years after a change in control of the Corporation, payable monthly for not less than ten years in an amount, depending upon length of service, equal to up to 45% of the executive's highest average monthly compensation for any 36 consecutive months during his last 60 months of service.
     "Compensation" includes base salary and bonuses. An early retirement benefit is also available if the executive retires early between the ages of 55 and 65 after not less than ten years of service. If commencement of payment of the early retirement benefit is deferred until the executive attains age 65, it is equal to the normal retirement benefit; if payment commences prior to age 65, the monthly benefit is reduced according to a formula set forth in the Executive Retirement Plan. Optional benefit forms, such as joint/survivor annuities, are also available.

     (2) Survivor benefits payable after death occurring either while employed or after employment but before commencement of normal retirement benefits. The survivor benefit is generally equal to the greater of the normal retirement benefit which would have been payable to the executive or 36 times his highest average monthly compensation and is payable in ten equal annual installments.

     Vesting of benefits under the Executive Retirement Plan is 100% if termination occurs within 24 months after change in control of the Corporation or as a result of disability, retirement on or after the age of 65 or death. For any other reason, vesting occurs at the rate of

25% for each year of credited service. Benefits are reduced by an amount equal to 50% of the amount of any monthly primary Social Security benefit (determined at age 65) or, in the case of commencement of payment of early retirement benefits prior to age 65, by 50% of the monthly primary Social Security benefit that would become payable at age 65, determined under the terms of the Social Security Act in effect at the time early retirement benefits commence.

     As in the case of the Directors' Retirement Plan, the Corporation (or the subsidiary responsible for payment of benefits) may purchase insurance policies or annuity contracts to provide for payment of benefits under the Executive Retirement Plan, but persons entitled to benefits have no right to such policies or contracts or other specific assets or properties of the Corporation or subsidiary unless express trusts of any such assets or properties have been established for the purpose of payment of benefits.

     For the period ending December 31, 1996, the Bank paid insurance premiums of $147,513 in order to fund obligations under the Supplemental Executive Retirement Plan, with a cash residual value of $1,536,000.

     The following table illustrates the approximate retirement income that may become payable to a key employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the form of an annuity for the employee's life or for 10 years (whichever is greater):

                            ANNUAL RETIREMENT INCOME
                            Years of Credited Service
Final Average                                                               10
Compensation         2             4             6             8         or more
-------------      -----        ------        ------        ------        ------
$ 60,000           5,400        10,800        16,200        21,600        27,000
  80,000           7,200        14,400        21,600        28,800        36,000
 100,000           9,000        18,000        27,000        36,000        45,000
 120,000          10,800        21,600        32,400        43,200        54,000
 140,000          12,600        25,200        37,800        50,400        63,000
 160,000          14,400        28,800        43,200        57,600        72,000
 180,000          16,200        32,400        48,600        64,800        81,000
 200,000          18,000        36,000        54,000        72,000        90,000

Messrs. Carter, Cowee and Drake each have 10 years of credited service.

     Executive Deferred Compensation Plan. The EDCP was established by the Corporation effective January 1, 1989, in order to provide current tax planning opportunities and supplemental retirement or death benefits to Directors and selected key employees or their designated beneficiaries or surviving spouses, children or estates. It is administered by a committee of not less than three persons appointed by the Chairman of the Board of Directors. Although the EDCP is intended to be an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA, the employer (the Corporation or a subsidiary thereof) responsible for payment of benefits may establish trusts, which may be irrevocable but which are subject to the claims of the Corporation's creditors, to provide for payment thereof.

     Participants may elect to defer to their account under the EDCP not less than $2,400 in amount, up to 100%, of their annual compensation. The employer is required to make matching contributions in the amount of 25% of the amount deferred up to a maximum of 5% of compensation before deferrals, and may also make discretionary contributions in any amounts.

     EDCP benefits are payable from participants' individual accounts upon termination within 24 months of a change of control of the Corporation or as the result of normal or early retirement, disability or death, or under other limited circumstances. Benefits are payable usually over a period of five years in the case of directors and 10 years in the case of executives, in equal monthly installments commencing on a date chosen by the participant not later than 60 days after the end of the month in which termination of service occurs. Other payment alternatives which may be elected at the discretion of the administrative committee of the EDCP include payment in a single sum or over a period of 15 years, and early withdrawals in limited amounts and hardship distributions are permitted. All amounts deferred are immediately vested at 100%; discretionary contributions are vested as set forth by agreement with the participant at the time of the related deferral, and matching contributions are vested according to the schedule set forth for matching contributions under the Corporation's Deferred Salary Profit-Sharing Thrift Plan. In 1996, amounts which were deferred by the executive officers totaled $25,189 for Mr. Carter, $19,560 for Mr. Cowee, and $7,200 for Mr. Drake, which amounts are included in the Summary Compensation Table. For the period ending December 31, 1996, the Bank paid insurance premiums of $107,150 in order to fund obligations under the EDCP, with a cash residual value of $1,122,000.

     As of December 31, 1996, the Corporation's accrued pension obligation under the Directors' Retirement Plan, the Executive Retirement Plan and the EDCP was $1,544,000.

Compensation of Directors

     General. At its meeting on January 22, 1996, the Board of Directors of the Corporation recommended and approved an increase in Directors' fees from $750 to $850 paid per Board Meeting attended (except that if the Director was a member of the Board of Directors of both the Corporation and the Bank, and both Boards met on the same day, the Director only received a single $850 fee for attending both meetings) with payments per Committee meeting attended to remain at $200, effective January 1996. During 1996, cash compensation paid to all Directors totaled $30,420, and payment of additional Director compensation of $60,950 was deferred under the EDCP. Mr. Carter does not receive Director's fees. Directors electing coverage under the group health insurance plan available to employees of the Corporation have been required to pay 100% of their premiums since January 1989.


     North Valley Bancorp 1989 Director Stock Option Plan.

     Under the North Valley Bancorp 1989 Director Stock Option Plan, as amended (the "Director Plan"), which was adopted by the Board of Directors in December 1989 and by the shareholders of the Corporation at the 1990 Annual Meeting, all members of the Board of

Directors, including employees who are Directors, automatically receive every January 1,000 nonstatutory options to purchase shares of the Corporation's Common Stock. As of April 1, 1997, 180,000 shares were reserved for awards, 72,000 shares were issued and outstanding and 108,000 shares were available for issuance under the Director Plan.

     Options granted under the Director Plan vest immediately as to 20%, with an additional 20% vesting on each of the first four anniversary dates following the date of grant. Such options are exercisable for a period of 10 years from the date of grant at a price which shall be 85% of the fair market value of the Corporation's Common Stock on the date of grant. The exercise price can be paid by cash, certified check, official bank check or the equivalent thereof acceptable to the Corporation. Options granted pursuant to the Director Plan automatically expire three months after termination of service as a Director for any reason other than cause, death or disability. In the case of termination of service due to death or disability, such options terminate one year from the date of such termination of service. In the event that service as a Director is terminated for cause, the options granted pursuant to the Director Plan expire 30 days after such termination.

     Each Director was granted an option to purchase 1,000 shares in January 1996 at an exercise price per share of $16.58, and 1,000 shares in January 1997 at an exercise price of $18.28. It is anticipated that additional options to purchase 1,000 shares will be granted to each Director each year at the regular January meeting of the Board of Directors.

     The Director Plan is presently administered by the Board of Directors, which has the authority to delegate some or all of its duties to a committee of the Board of Directors appointed for this purpose, which committee must be composed of not less than three members of the Board of Directors. This committee is generally authorized to administer the Director Plan in all respects, subject to the express terms of the Director Plan.

     The Director Plan provides for adjustment of and changes in the shares of Common Stock reserved for issuance in the event certain changes occur or in the event of the sale, dissolution or liquidation of the Corporation or any reorganization, merger or consolidation of the Corporation.

     The Board of Directors may amend or terminate the Director Plan as provided therein. No amendment or termination may adversely affect the rights of an optionee under a previously granted option without that optionee's consent. The Director Plan terminates in 1999.

     Supplemental Retirement Plan for Directors. The Supplemental Retirement Plan for Directors (the "Directors' Retirement Plan") was established by the Corporation as of October 1, 1988 as an unfunded and unsecured plan to provide deferred compensation to Directors of the Corporation who are not also employees of the Corporation or any affiliate ("Outside Directors"). Its general purpose is to aid in retaining the services of such Outside Directors. Outside Directors with 10 years of service to the Corporation or any of its subsidiaries are eligible to receive benefits under the Directors' Retirement Plan, which benefits consist of the payment (commencing upon the earlier of death or the 72nd birthday of the Director) of $5,000 per year for 10 years to the Director, his designated beneficiaries or (in the absence of such a designation) his surviving spouse, children or estate (in that order).

     The obligation to pay benefits under the Directors' Retirement Plan is the responsibility of the Bank. The Bank is authorized to purchase life insurance policies and/or annuity contracts in order to provide for payment of its obligations under the Directors' Retirement Plan, but such obligations have only the legal status of unfunded, unsecured promises to pay money in the future, and no one entitled to receive benefits under the Directors' Retirement Plan has, as a result, any rights to such policies or contracts or other specific property or assets of the Bank unless an express trust is established for such purpose. For the period ending December 31, 1996, the Bank paid insurance premiums of $61,105 in order to fund obligations under the Directors' Retirement Plan, with a cash residual value of $756,000.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Board of Directors acts as the Corporation's compensation committee and reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer, and can, at its discretion, grant stock options to key officers of the Corporation and its affiliates who are primarily responsible for the management and growth of the Corporation's business (no such options were granted in 1996). In conducting its review of salaries, the Board of Directors takes into consideration the overall performance of the Company and the Chief Executive Officer's evaluation of individual executive officer performance, with final decisions on base salary adjustments made in conjunction with the Chief Executive Officer. The Board of Directors determines the base salary for the Chief Executive Officer by: (1) examining the Company's performance against its preset goals, (2) examining the Company's performance within the banking industry, (3) evaluating the overall performance of the Chief Executive Officer, and (4) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the banking industry in the Corporation's market area. Based upon the data and performance, the Chief Executive Officer's salary was increased by 3% to $155,823 per annum effective January 1, 1997.

     The Corporation does not have a formal bonus plan. However, at its discretion, the Board of Directors can, and has since 1990, set aside approximately 3% of the after tax profits of North Valley Bank, which is then divided by the Chief Executive Officer among the top four most highly compensated executive officers. This is not a formal bonus plan and there is no guarantee that such bonuses will be granted in the future.

     Members of the Board of Directors, which acts as the Corporation's compensation committee, as of April 7, 1997, are: Rudy V. Balma, Donald V. Carter, William W. Cox, Dan W. Ghidinelli, Thomas J. Ludden, Kelly V. Pierce, Douglas M. Treadway and J. M. ("Mike") Wells, Jr.

(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)

                            STOCK PERFORMANCE CHART
                                                          PERIOD ENDING
                               ----------------------------------------------------------------

Index                           12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
-----------------------------------------------------------------------------------------------
North Valley Bancorp             100.00     135.67     165.88     195.31     185.43     213.76

S&P 500                          100.00     107.62     118.47     120.03     165.13     202.89

Northern California Proxy        100.00     101.55     126.11     123.43     187.15     202.67


(1) Assumes $100 invested on December 31,1991 in the Corporation's Common Stock, the S&P 500 composite stock index and SNL Securities' Northern California Proxy index, with reinvestment of dividends.

(2)  Source: SNL Securities.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Through its banking subsidiary, the Corporation has had and expects in the future to have banking transactions, including loans and other extensions of credit, in the ordinary course of its business with many of the Corporation's Directors, executive officers, holders of five percent or more of the Corporation's Common Stock and members of the immediate family of any of the foregoing persons, including transactions with corporations or organizations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others, except that all employees (other than executive officers or Directors of the Corporation or its subsidiaries) are granted rate concessions on installment loans and are not charged origination fees on residential real estate loans. Management believes that in 1996 such loan transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

     The largest aggregate extension of credit by the Corporation to all Directors, principal shareholders and executive officers and their respective associates as a group at any time since the beginning of the Corporation's 1996 fiscal year was $3,329,000 on December 31, 1996, or 13.93% of the Corporation's equity capital on that date.

     J. M. "Mike" Wells, Jr., the General Counsel of the Corporation, Secretary of the Board of Directors and Director, is an attorney and a founding partner in the law firm of Wells, Small, Selke & Graham, A Law Corporation, which contracted to provide professional legal services to the Corporation and the Bank during 1996 and expects to provide professional legal services to them in the future. Wells, Small, Selke & Graham, A Law Corporation, received from the Bank in 1996 a total of $13,883 in legal fees and costs reimbursed.


                                 PROPOSAL NO. 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP, which served the Corporation as independent public accountants for the 1996 fiscal year, has been selected by the Audit Committee of the Board of Directors of the Corporation as the Corporation's independent public accountants for the 1997 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Corporation. All Proxies will be voted for ratification of the appointment of Deloitte & Touche LLP, unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If Deloitte & Touche LLP should for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute independent public accounting firm to be designated by the Audit Committee.

     The ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent public accountant for the 1997 fiscal year requires approval of the holders of a majority of the shares present or represented by Proxy and voting at the Meeting. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP.

     A representative of Deloitte & Touche LLP is expected to attend the Meeting with the opportunity to make a statement if he or she desires to do so and respond to appropriate questions from shareholders present at the Meeting.


                              SHAREHOLDER PROPOSALS

     The Corporation's 1998 Annual Meeting of Shareholders will be held on May 18, 1998. Shareholder proposals must be received by the Corporation no later than December 20, 1997, to be considered for inclusion in the Proxy Statement and Proxy for the 1998 Annual Meeting of Shareholders.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

                              By Order of the Board of Directors,



                              J. M. ("Mike") Wells, Jr., Secretary


Redding, California
April 18, 1997

                                                                      Appendix A

PROXY                                                                      PROXY
                              NORTH VALLEY BANCORP
               Proxy Solicited on Behalf of the Board of Directors
                             of North Valley Bancorp
              for the Annual Meeting of Shareholders, May 19, 1997


     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of North Valley Bancorp and the accompanying Proxy Statement dated April 18, 1997, and revoking any proxy heretofore given, hereby constitutes and appoints Donald V. Carter and James F. Cowee, Jr., and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of North Valley Bancorp (the "Corporation"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, on Monday, May 19, 1997, at 4:30 P.M., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.


                  (Continued and to be signed on reverse side.)

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please mark your votes as indicated in this example. [X]


1.  To elect as Directors the nominees set forth below.

   [ ] FOR ALL nominees listed below (except as marked to the contrary below).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. Any proxy which does not withhold authority to vote for the election of any nominee shall be deemed to grant such authority.

Nominees: Rudy V. Balma       Thomas J. Ludden
          Donald V. Carter    Kelly V. Pierce
          William W. Cox      Douglas M. Treadway
          Dan W. Ghidinelli   J. M. ("Mike") Wells, Jr.

2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation's 1997 fiscal year.
    [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

I/we do [ ]  or do not  [ ]  expect to attend this meeting.

-----------------------
Number of Common Shares


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION FOR 1997. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION FOR 1997, AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Signatures(s)                                      Date
             --------------------------------------     ------------------------
Please mark, date and sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.